Exhibit 20(b)

           SUPPLEMENTARY METRIS MASTER TRUST DATA
                        SERIES 1996-1


1.   The total amount distributed during
     1996 stated on the basis of an
     original principal amount of $1,000
     per Certificate:

           Class A   $47.8375000
           Class B   $50.4333330
           Class C   $46.3161116

2.   The amount of such distribution
     allocable to Certificate Principal
     stated on the basis of an original
     principal amount of $1,000 per
     Certificate:

            Class A  $0
            Class B  $0
            Class C  $0

3.   The amount of such distribution
     allocable to Certificate Interest
     stated on the basis of an original
     principal amount of $1,000 per
     Certificate:

            Class A   $47.8375000
            Class B   $50.4333330
            Class C   $46.3161116

4.   The amount of Principal Collections
     received in the Collection Account
     during the period from April 23, 1996
     to December 27, 1996 and allocated in
     respect of the Class A Certificates,
     the Class B Certificates, the Class C
     Certificates and the Class D
     Certificates, respectively:

            Class A   $219,730,408.91
            Class B   $ 37,116,623.09
            Class C   $ 21,209,498.90
            Class D   $ 18,975,824.46

5.   The amount of Imputed Yield
     Collections processed during the
     period from April 23, 1996 to
     December 27, 1996 and allocated in
     respect of the Class A Certificates,
     the Class B Certificates, the Class C
     Certificates and the Class D
     Certificates, respectively:

            Class A   $81,009,886.98
            Class B   $13,684,102.50
            Class C   $ 7,819,487.20
            Class D   $ 6,988,718.60

6.   The aggregate amount of the:

     Principal Receivables                $1,555,893,772.09
     Invested Amount                      $  700,000,000.00
     Class A Invested Amount              $  518,000,000.00
     Class B Invested Amount              $   87,500,000.00
     Class C Invested Amount              $   50,000,000.00
     Class D Invested Amount              $   44,500,000.00
     Floating Allocation Percentage             44.9902180%
     Class A Floating Allocation Percentage     33.2927613%
     Class B Floating Allocation Percentage      5.6237773%
     Class C Floating Allocation Percentage      3.2135870%
     Class D Floating Allocation Percentage      2.8600924%

     each as of the end of the day on
     December 27, 1996.

7.   The aggregate outstanding balance of
     Receivables which are :

               Current                    $1,365,011,651.45
               30 Days to 59 Days         $  141,222,897.55
               60 Days to 89 Days         $   33,064,823.10
               90 Days and Over           $   66,038,162.46

     as of the end of the day on
     December 27, 1996.

8.   The aggregate Investor Default Amount   $31,473,061.03
     for the period from April 23, 1996 to
     December 27, 1996.

9.   The aggregate amount of Class A
     Investor Charge-Offs, Class B Investor
     Charge-Offs, Class C Investory Charge-
     Offs and Class D Investor Charge-Offs
     for the period from April 23, 1996 to
     December 27, 1996.

            Class A   $0
            Class B   $0
            Class C   $0
            Class D   $0

10.  The amount of the Servicing Fee for       $10,168,273.96
     the period from April 23, 1996 to
     December 27, 1996.

11.  The Class A Pool Factor, the Class B
     Pool Factor and the Class C Pool
     Factor as of December 27, 1996:

          Class A Pool Factor   1.000
          Class B Pool Factor   1.000
          Class C Pool Factor   1.000

12.  The amount of Reallocated Class B
     Principal collections, Reallocated
     Class C Principal Collections and
     Reallocated Class D Principal
     Collections for the period from
     April 23, 1996 to December 27, 1996.

          Class B   0
          Class C   0
          Class D   0

13.  The aggregate amount of funds in the
     Excess Funding Account and the Pre-
     Funding Account at December 27, 1996.

     None

14.  Whether a Class C Trigger Event has
     occurred and if so the Specified
     Class C Reserve Amount.

     None